OAK INDUSTRIES INC.

                      1992 STOCK OPTION AND RESTRICTED STOCK PLAN

                        As amended through December 5, 1996



OAK INDUSTRIES INC., a corporation organized under the laws of the State of Delaware, hereby adopts this 1992 Stock Option and Restricted Stock Plan. The purposes of this Plan are as follows:

1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, and to its non-employee Directors by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success; and

2. To enable the Company to obtain and retain the services of the type of individuals considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company.


                                    ARTICLE I

                                   DEFINITIONS

  Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Board

  "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Code

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

  "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 9.1. "Committee" shall also mean the Chief Executive Officer of the Company, so long as such individual is also a Director, in connection with grants from time to time of Options to purchase not more than 10,000 shares each of the Company's Stock, to Employees who are not executive officers for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Section 1.4 - Company

  "Company" shall mean Oak Industries Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.5 - Director

  "Director" shall mean a member of the Board.

Section 1.6 - Employee

  "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.7 - Fair Market Value


  "Fair Market Value" of a share of the Company's stock for purposes of the Plan, of a given date, shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.8 - Incentive Stock Option

  "Incentive Stock Option" shall mean an Option which qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.9 - Non-Qualified Option

  "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

Section 1.10 - Officer

  "Officer" shall mean an officer of the Company, any Parent Corporation or any Subsidiary.

Section 1.11 - Option

  "Option" shall mean an option to purchase capital stock of the Company, granted under the Plan. "Option" includes both Incentive Stock Options and Non-Qualified Options.

Section 1.12 - Optionee

  "Optionee" shall mean an Employee or a Director to whom an Option is granted under the Plan.

Section 1.13 - Parent Corporation

  "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 - Plan

  "Plan" shall mean this 1992 Stock Option and Restricted Stock Plan of Oak Industries Inc.

Section 1.15 - Restricted Stock

  "Restricted Stock" shall mean capital stock of the Company issued pursuant to Article VII of the Plan.

Section 1.16 - Restricted Stockholder

  "Restricted Stockholder" shall mean an Employee or a Director to whom Restricted Stock has been issued under the Plan.


Section 1.17 - Secretary

  "Secretary" shall mean the Secretary of the Company.

Section 1.18 - Securities Act

  "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.19 - Stock

  "Stock" shall mean shares of the Company's Common Stock

Section 1.20 - Stock Appreciation Right

  "Stock Appreciation Right" shall mean a stock appreciation right granted under the Plan.

Section 1.21 - Subsidiary

  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.22 - Termination of Employment

  "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under said Section.


                                   ARTICLE II

                              SHARES SUBJECT TO PLAN

Section 2.1 - Shares Subject to Plan

  The shares of stock which may be awarded under the Plan shall be shares of the Company's $.01 par value common stock. Shares delivered under the Plan shall be authorized but unissued common stock or, of the Committee so decides in its sole discretion, previously issued common stock acquired by the Company and held in its treasury. The aggregate number of such shares which may be delivered upon exercise of Options shall not exceed 1,000,000.

Section 2.2 - Unexercised Options

  If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3 - Exercised Stock Appreciation Rights

  To the extent that a Stock Appreciation Right shall have been exercised, the number of shares subject to the related Option, or portion thereof, may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.4 - Forfeited Restricted Stock

  Any shares of Restricted Stock forfeited to the Company pursuant to the restrictions thereon may again be optioned or issued as Restricted Stock hereunder, subject to the limitations of Section 2.1, provided that such Restricted Stock may not be reissued if the person who forfeited such stock received economic benefit of such stock.


Section 2.5 - Changes in Company's Shares

  In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted and in the number and kind of shares of Restricted Stock which may be issued, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan on exercise of Options or as Restricted Stock.

                                    ARTICLE III

                                GRANTING OF OPTIONS

Section 3.1 - Eligibility

  Any non-employee Director of the Company, or any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, except as provided in Sections 3.3, and 3.4.

Section 3.2 - Qualification of Incentive Stock Option

  No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

Section 3.3 - Granting of Options to Executive or Key Employees

  (a)  The Committee shall from time to time, in its absolute discretion:

    (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees (including those to whom Options and/or Stock Appreciation Rights have been previously granted and/or Restricted Stock has previously been issued under the Plan) such of them as in its opinion should be granted Options; and

    (ii) Determine the number of shares to be subject to such Options granted to such selected executive or key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

    (iii) Determine the terms and conditions of such Options, consistent with the Plan.

  (b) Upon the selection of an executive or key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a less or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

Section 3.4 - Granting of Options to Non-Employee Directors

  Each current Director who is not an Employee shall be granted an Option pursuant to a formula which equals 4,000 shares of the Company's Common Stock multiplied by the number of fiscal quarters the director has served up to a maximum of 16,000 shares. Such grant shall be effective as of the date of the approval of the Plan by the Board of Directors and shall be exercisable for a period of ten years and one day from the date of the grant. Such options shall become exercisable in three installments, 34 percent on the first anniversary of the grant, 33 percent on the second anniversary and 33 percent on the third anniversary. A newly elected or appointed Director who is not an Employee shall be granted an Option with respect to 4,000 shares on the first business day following his election or appointment and shall be granted an option to acquire 4,000 shares on the first business day of each quarter of the Company's fiscal year until each director reaches a maximum of 16,000 shares. These options shall become exercisable as described above. The above provisions with respect to grants to non-employee directors shall not be amended more than once in any six-month period.

                                    ARTICLE IV

                                 TERMS OF OPTIONS

Section 4.1 - Option Agreement

  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

Section 4.2 - Option Price

  The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100 percent of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110 percent of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.


Section 4.3 - Commencement of Exercisability

  (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

  (b) Subject to the provisions of Sections 4.3(a) and 4.3(c), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a) and 4.3(c), accelerate the time at which such Option or any portion thereof may be exercised.

  (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 4.4 - Expiration of Options

  (a) No Incentive Stock Option may be exercised to any extent by anyone after the first to occur of the following events:

    (i)  The expiration of ten years from the date the Option was granted;
or

    (ii) In the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10 percent of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Option was granted; or

    (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

    (iv) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

    (v)  The expiration of one year from the date of the Optionee's death.

    No Non-Qualified Option may be exercised to any extent by anyone after the expiration of ten years and one day from the date the Option was granted.

  (b) Subject to the provisions of Section 4.5(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

Section 4.5 - Employment

    Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

Section 4.6 - Adjustments in Outstanding Options

  In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.7 - Merger, Consolidation, Acquisition, Liquidation or Dissolution

  In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80 percent or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option, but subject to
Section 4.3(d). This provision shall not apply to options granted to Non-Employee Directors unless the Committee determines that such application would not cause the awards to Non-Employee Directors to fail the tests set forth in Section 16b-3(c)(2)(ii) of the Securities Exchange Act of 1934.

                                     ARTICLE V

                                EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise

  During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of any Option may, prior to the time when such portion becomes unexercisable under Section 4.5 or Section 4.8, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2 - Partial Exercise

  At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise

  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4:

  (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

  (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

    (ii) With the consent of the committee, shares of the Company's Common Stock owned by the Optionee(which in the case of stock acquired from the Company, shall have been held for at least six months) duly endorsed for transfer to the Company with a fair market value (as determinable under Section 4.2(b)) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

    (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

    (iv) Any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii); provided, that if the stock delivered upon exercise of the option is an original issue of authorized stock, at least so much of the exercise price as represents the par value of such stock shall be paid other than with a personal check or promissory note of the person exercising the option;

    (v) By delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; and

  (c) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

  (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Conditions to Issuance of Stock Certificates

  The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

  (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

  (d) The payment to the Company of all amounts which it, any Parent Corporation or any Subsidiary is required to withhold under federal, state or local law in connection with the exercise of the Option. If permitted by the Committee, either at the time of the grant of the option or at the time of exercise, the participant may elect at such time and in such manner as the Committee may prescribe, to satisfy such withholding obligation by (i) delivering to the Company stock owned by such individual having a market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of Stock to be delivered upon exercise of such option a number of shares of Stock having a fair market value equal to such withholding obligation; and

  (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

Section 5.5 - Rights as Shareholders

  The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 5.6 - Transfer Restrictions

  Except as expressly provided therein, an option granted under the Plan is personal to the Optionee, is not transferable by the Optionee in any manner other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code of Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.


                                   ARTICLE VI

                            STOCK APPRECIATION RIGHTS

Section 6.1 - Grant of Stock Appreciation Rights

  A Stock Appreciation Right may be granted to any Employee who receives a grant of an Option under the Plan. A Stock Appreciation Right may be granted in connection and simultaneously with the grant of an Option or with respect to a previously granted Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

  (a) A Stock Appreciation Right shall be related to a particular Option and shall be exercisable only to the extent the related Option is exercisable.

  (b) A Stock Appreciation Right shall be granted to the Optionee to the maximum extent of 100 percent of the number of shares subject to the simultaneously or previously granted Option.

  (c) A Stock Appreciation Right shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount payable in cash or, in the discretion of the Committee, shares of the Company's Common Stock, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of the Company's Common Stock subject to the related Option from the fair market value (as determinable under Section 4.2(b)) of a share of the Company's Common Stock on the date of exercise of the Stock Appreciation Right, or (ii) twice the Option exercise price per share of the Company's Common Stock subject to the related Option, by the number of shares of stock subject to the related Option with respect to which the Stock Appreciation Right shall have been exercised.

                                     ARTICLE VII

                            ISSUANCE OF RESTRICTED STOCK

Section 7.1 - Eligibility

  Any executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be issued Restricted Stock.

Section 7.2 - Issuance of Restricted Stock

  (a)  The Committee shall from time to time, in its absolute discretion:

    (i) Determine which Employees are executive or key Employees and select from among the executive or key Employees (including those to whom Options and/or Stock Appreciation Rights have been previously granted and/or Restricted Stock has been previously issued) such of them as in its opinion should be issued Restricted Stock; and

    (ii) Determine the number of shares of Restricted Stock to be issued to such selected executive or key Employees; and

    (iii) Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan.

  (b) Shares issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Legal consideration, but no cash payment, will be required for each issuance of Restricted Stock.

  (c) Upon the selection of an executive or key Employee to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issue of such Restricted Stock as it deems appropriate. Restricted Stock may not be issued by the Committee to executive or key Employees who are then Directors or Officers of the company unless such issuance has been recommended by the
 Committee. Such recommendation shall be in writing and shall specify the Directors or Officers to whom such issuance is recommended and the recommended number of shares of Restricted Stock to be issued.

                                  ARTICLE VIII

                            TERMS OF RESTRICTED STOCK

Section 8.1 - Restricted Stock Agreement

  Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 8.2 - Employment

    Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with our without cause.

Section 8.3 - Rights as Shareholders

  Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.7, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Section 8.4 - Restrictions

  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 10.3, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this
Section 8.3 shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

Section 8.5 - Forfeiture of Restricted Stock

  The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Restricted Stock then subject to restrictions under the Restricted Stock Agreement be forfeited by the Restricted Stockholder back to the Company immediately upon a Termination of Employment for any reason; provided, however, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Employee's normal retirement, death, total disability or early retirement with the consent of the Board.

Section 8.6 - Merger, Consolidation, Acquisition, Liquidation or Dissolution

  Upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80 percent or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the Committee may determine, at its sole discretion, that the restrictions imposed under the Restricted Stock Agreement on some or all shares of Restricted Stock shall immediately expire and/or that some or all of such shares shall cease to be subject to forfeiture under Section 8.5.

Section 8.7 - Escrow

  The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

Section 8.8 - Legend

  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                    ARTICLE IX

                                 ADMINISTRATION

Section 9.1 - Committee

  The Committee shall consist of at least two directors, provided that the Committee shall consist of one Director when it is the Chief Executive Officer of the Company acting pursuant to such individual's authority to grant Options not to exceed 10,000 shares each of the Company's Stock to Employees who are not executive officers of the Company for the purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

Section 9.2 - Duties and Powers of Committee

  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options, the Stock Appreciation Rights and the Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.


Section 9.3 - Majority Rule

  The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 9.4 - Compensation; Professional Assistance; Good Faith Actions

  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options, the Stock Appreciation Rights or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                     ARTICLE X

                                  OTHER PROVISIONS

Section 10.1 - Options, Stock Appreciation Rights and Restricted Stock Not Transferable

  No Option, Stock Appreciation Right or Restricted Stock or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or the Restricted Stockholder, as the case may be, or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.1 shall prevent transfers by will, by the applicable laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code of Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

Section 10.2 - Amendment, Suspension or Termination of the Plan

  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in Section 2.4, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options or as Restricted Stock, modify the eligibility requirements of Section 3.1, amend Section 3.3(c) or Section 7.2(c) to permit the grant of Options or the issuance of Restricted Stock to Officers or Directors of the Company other than upon the written recommendation of the Committee, reduce the minimum option price requirements of Section 4.2(a) or extend the limit imposed in this Section
10.2 on the period during which Options or Stock Appreciation Rights may be granted or Restricted Stock may be issued. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option or Stock Appreciation Right or the Restricted Stockholder, alter or impair any rights or obligations under any Option or Stock Appreciation theretofore granted or Restricted Stock theretofore issued. No Option or Stock Appreciation Right may be granted and no Restricted Stock may be issued during any period of suspension nor after termination of the Plan, and in no event may any Option or Stock Appreciation Right be granted or any Restricted Stock issued under this Plan after the first to occur of the following events:

  (a)  The expiration of ten years from the date the Plan is adopted; or

  (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 10.3.

Section 10.3 - Approval of Plan by Shareholders

  This Plan will be submitted for approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan.
 Options and Stock Appreciation Rights may be granted and Restricted Stock may be issued prior to such shareholder approval; provided, however, that such Options and Stock Appreciation Rights shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options and Stock Appreciation Rights previously granted and all Restricted Stock previously issued under the Plan shall thereupon be canceled and become null and void.

Section 10.4 - Effect of Plan Upon Other Option and Compensation Plans

  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary, or (b) to grant or assume options or to issue restricted stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or the issuance of restricted stock in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 10.5 - Titles

  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.